Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Wachovia Corporation
We consent to the incorporation by reference in the Registration Statements of (i) Wachovia Corporation on:

	Registration		Registration		Registration
	Statement		Statement		Statement
Form	Number	Form	Number	Form	Number
S-3	33-50103	S-8	333-50589	S-8	333-106636
S-8	33-60913	S-3	333-50999	S-8	333-110635
S-8	33-65501	S-8	333-53549	S-8	333-117283
S-8	333-2551	S-3	333-57078	S-3	333-108615
S-8	333-10179	S-3	333-58299	S-8	333-120739
S-8	333-11613	S-8	333-59616	S-3	333-122140
S-3	333-15743	S-8	333-69108	S-3	333-123311
S-3	333-17599	S-3	333-70489	S-8	333-124180
S-4	333-19039-01	S-3	333-72150	S-8	333-124184
S-4	333-20611	S-3	333-72266	S-3	333-125271
S-3	333-31462	S-3	333-72350	S-8	333-129196
S-3	333-34151	S-3	333-72374	S-3	333-131237
S-8	333-36839	S-8	333-89299	S-8	333-133369
S-8	333-37709	S-8	333-90422	S-8	333-134656
S-3	333-41046	S-3	333-90593	S-3	333-137387
S-8	333-42018	S-3	333-99847-01	S-8	333-138193
S-8	333-43960	S-8	333-100810	S-8	333-139871
S-8	333-44015	S-3	333-102490-01	S-3	333-140491
S-3	333-47286	S-8	333-104811
(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01); (vii) First Union Capital I on Form S-3 (No. 333-90593-01); (viii) First Union Capital II on Form S-3 (No. 333-90593-02); (ix) First Union Capital III on Form S-3 (No. 333-90593-03); (x) Wachovia Capital Trust III on Form S-3 (No. 333-131237-01); (xi) Wachovia Capital Trust XV on Form S-3 (No. 333-140491-01); (xii) Wachovia Capital Trust XIV on Form S-3 (No. 333-140491-02); (xiv) Wachovia Capital Trust XIII on Form S-3 (No. 333-140491-03); (xv) Wachovia Capital Trust XII on Form S-3 (No. 333-140491-04); (xvi) Wachovia Capital Trust XI on Form S-3 (No. 333-140491-05); (xvii) Wachovia Capital Trust X on Form S-3 (No. 333-140491-06); (xviii) Wachovia Capital Trust IX on Form S-3 (No. 333-140491-07); and (xix) Wachovia Capital Trust IV on Form S-3 (No. 333-140491-08) of our reports dated February 23, 2007, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the 2006 Annual Report which is incorporated by reference in Wachovia Corporation’s 2006 Annual Report on Form 10-K. As discussed in Note 1 to the consolidated financial statements, Wachovia Corporation changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.
/s/ KPMG LLP
Charlotte, North Carolina
February 28, 2007